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                                                                    Exhibit 99.1

                              WOLVERINE TUBE, INC.

                           P R E S S   R E L E A S E


Contact:      Thomas D. Johnson, Jr.
              Director, Investor Relations & Communications
              (256) 580-3969


================================================================================

        WOLVERINE TUBE REPORTS 2000 FOURTH QUARTER AND FULL YEAR RESULTS

             Fourth Quarter Earnings Per Share Increased 26 Percent

HUNTSVILLE, ALABAMA, FEBRUARY 26, 2001--Wolverine Tube, Inc. (NYSE: WLV) today reported results for the fourth quarter and full year ended December 31, 2000. Net income for the fourth quarter of 2000 was $3.6 million, or $0.29 per diluted share, a 26 percent increase over last year on a per share basis, and in line with the street's consensus estimate. Net sales for the fourth quarter of 2000 were $171.7 million, a 10 percent increase over the comparable year-ago quarter. Total pounds of product shipped was 93.4 million, up three percent over the prior year. Gross profit for the fourth quarter was $17.2 million, representing the fifth consecutive quarter on a year-over-year basis that the Company experienced improvement in gross profit.

For the year ended December 31, 2000, net income was $23.5 million, or $1.88 per diluted share, compared with a net income (before non-recurring, restructuring and other charges and the cumulative effect of an accounting change) of $23.2 million, or $1.73 per diluted share for 1999. Net sales were a record $700.2 million, an eight percent increase over 1999. Total pounds of product shipped in 2000 increased 5.6 million pounds to 392.8 million pounds. Gross profit for 2000 was $84.2 million, a four percent increase over 1999 gross profit before non-recurring charges of $14.4 million recorded in 1999.

Commenting on the results, Dennis Horowitz, Chairman, President and Chief Executive Officer, said, "I am pleased to report that we delivered financial results ahead of the 2000 targets we announced a year ago. We achieved solid growth, even in the midst of a slowing economy and in the face of higher interest rates, both of which contributed to price and volume pressure. Additionally, sharply higher energy and transportation prices, as well as higher employee health care costs, increased operating expenses. These types of issues are exactly why we implemented our War on Waste ("WOW") program and embarked upon our capital improvement program - Project 21. As a result, we were able to absorb and offset the majority of these cost increases and deliver solid results for 2000."

Horowitz added, "In 2001 we look forward to another good year for Wolverine, targeting five to seven percent volume growth and an 8 to 13 percent increase in earnings per share. While we, like others, expect the U.S. economy to show little growth in the first half of 2001, we do anticipate improving conditions throughout the balance of the year. This economic outlook, coupled with our productivity actions, asset utilization and WOW initiatives, gives us confidence in delivering these results."




                             Corporate Headquarters
                       200 Clinton Avenue West, Suite 1000
                              Huntsville, AL 35801

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                              WOLVERINE TUBE, INC.

                                   Page 2 of 5


FOURTH QUARTER RESULTS BY SEGMENT

Shipments of commercial products totaled 53.9 million pounds, a four percent increase over last year's fourth quarter of 51.7 million pounds. Net sales were $118.9 million, up 16 percent over last year's fourth quarter of $102.7 million. Gross profit was $14.2 million, a five percent improvement over last year's fourth quarter of $13.5 million. These results reflect the increase in demand for technical tube and the addition of Wolverine Joining Technologies. The Company's cost containment programs also contributed to the improvements in gross profit.

Shipments of wholesale products totaled 16.7 million pounds, a seven percent decrease over last year's fourth quarter of 17.9 million pounds. Net sales were $22.9 million, down 13 percent from last year's fourth quarter of $26.3 million. Gross profit was $1.3 million, down 31 percent from last year's fourth quarter. Management believes that on a year-over-year basis, wholesale products have been negatively impacted by rising interest rates, which have in turn caused a slowdown in the residential construction markets in both the U.S. and Canada. This has adversely affected both demand and pricing for wholesale products. Compounding this macroeconomic issue, shipments in Canada have also been impacted by offshore competition entering the marketplace. To a large extent, management has been able to stem this inflow with an enhanced customer incentive sales program.

Shipments of rod, bar and strip totaled 22.8 million pounds, an eight percent increase over last year's fourth quarter of 21.0 million pounds. Net sales were $29.9 million, up 11 percent over last year's fourth quarter of $26.9 million pounds. These results primarily reflect the positive impact of higher shipments of strip from the Wolverine Ratcliffs, Inc. ("WRI") joint venture. To a lesser extent, higher shipments of rod and bar products from the Company's Montreal facility also contributed to this increase. Gross profit was $1.6 million, down slightly from last year's fourth quarter. This result reflects the costs associated with expanding the production capacity and product offering capabilities at WRI's Fergus facility.

EARNINGS OUTLOOK

Based on current market conditions and looking at the Company as a whole, our core businesses are solid. We continue to expect productivity and profit improvements and ongoing benefits from Wolverine Joining Technologies. The combination of these elements lead us to expect positive earnings per share growth in 2001. At the same time, we, like most companies, are facing abnormally high energy and transportation costs, as well as accelerating employee health care costs. Netting the upsides and the downsides, we expect 2001 earnings per share to be in the range of $2.02 to $2.12, or an 8 to 13 percent increase over last year.

FOURTH QUARTER CONFERENCE CALL

The Company will hold a conference call at 9:30 a.m. Central (10:30 a.m. EST) this morning to discuss the contents of this release. Please visit Wolverine's website at www.wlv.com to access the call. Alternatively, you can call the conference call line at (800) 680-9685 ten minutes prior




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                              WOLVERINE TUBE, INC.

                                   Page 3 of 5


to the scheduled start time and use access code "Wolverine". The number of connections for this call is limited to 100.

A replay will be available through March 11, 2001 at Wolverine's website or through March 5, 2001 by calling (800) 858-5309 (access code 40179, pass code 40179). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, brazing alloys, fluxes and lead-free solder, as well as copper and copper alloy rod, bar and strip products. Internet addresses: www.wlv.com and www.silvaloy.com.

Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "will", "expect", "believe", "plan" and other similar terminologies. This press release contains forward-looking statements regarding the expectations of future sales and earnings of the Company. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future earnings, factors that could effect actual results include, without limitation, global and local economic and political environments, weather conditions, environmental contingencies, regulatory pressures, labor costs, raw material costs, fuel and energy costs, the mix of geographic and product revenues, the effect of currency fluctuations, competitive products and pricing, assumptions made as to customer retention, costs associated with attracting new customers, costs of integrating Wolverine Joining Technologies and Wolverine Ratcliffs, Inc., as well as future operating costs of Wolverine Joining Technologies and Wolverine Ratcliffs, Inc. A discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

                              --TABLES TO FOLLOW--

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                              WOLVERINE TUBE, INC.

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                  Consolidated Statements of Income (Unaudited)

                                                            Three-month period ended      Twelve-month period ended
                                                            12/31/2000     12/31/1999     12/31/2000    12/31/1999
----------------------------------------------------------------------------------------------------------------------
 In thousands, except per share data
 Pounds shipped                                                 93,366         90,593       392,763        387,156
======================================================================================================================
 Net sales                                                    $171,746       $155,846      $700,176       $645,774
 Cost of goods sold                                            154,586        138,821       615,948        579,030
----------------------------------------------------------------------------------------------------------------------
 Gross profit                                                   17,160         17,025        84,228         66,744
 Selling, general and administrative expenses                    8,771          8,241        34,411         30,777
 Restructuring and other non-recurring charges                       -              -             -         19,938
----------------------------------------------------------------------------------------------------------------------
 Income from operations                                          8,389          8,784        49,817         16,029
 Interest expense, net                                           3,757          2,991        13,098         12,608
 Amortization and other, net                                      (520)         1,029           (34)         1,941
----------------------------------------------------------------------------------------------------------------------
 Income before income taxes and cumulative
     effect of accounting change                                 5,152          4,764        36,753          1,480
 Income tax provision (benefit)                                  1,528          1,702        13,278           (289)
 Cumulative effect of accounting change, net
     of tax benefit of $2,211 (Note 1)                               -              -             -          5,754
----------------------------------------------------------------------------------------------------------------------
 Net income (loss)                                              $3,624         $3,062       $23,475        ($3,985)
======================================================================================================================
 Net income before restructuring charge,
     non-recurring charge and cumulative effect of
     accounting change                                          $3,624         $3,062       $23,475        $23,186
======================================================================================================================
 Basic earnings (loss) per share                                 $0.30          $0.24         $1.91         ($0.33)
 Diluted earnings (loss) per share                               $0.29          $0.23         $1.88         ($0.32)
----------------------------------------------------------------------------------------------------------------------
 Diluted earnings per share before restructuring
     charge, non-recurring charge and cumulative
     effect of accounting change                                 $0.29          $0.23         $1.88          $1.73
----------------------------------------------------------------------------------------------------------------------
 Basic shares                                                   12,034         12,683        12,153         13,106
 Diluted shares                                                 12,221         12,787        12,344         13,243
======================================================================================================================


Note 1: In the first quarter of 1999, the Company adopted the American Institute of Certified Public Accounting Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. In accordance with this Statement of Position, the Company recognized a cumulative effect of a change in accounting principle of $8 million pre-tax ($5.8 million after-tax). The Statement of Position provides specific guidance on the financial reporting of start-up costs and organizational costs, and requires these costs to be expensed as incurred.


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                              WOLVERINE TUBE, INC.

                                   Page 5 of 5


                         Segment Information (Unaudited)

                                                  Three-month period ended           Twelve-month period ended
                                                 12/31/2000         12/31/1999      12/31/2000        12/31/1999
--------------------------------------------------------------------------------------------------------------------
 Average COMEX price of copper                        $0.86             $0.80            $0.84             $0.72
====================================================================================================================
 In thousands
 Pounds:
 Commercial                                          53,914            51,714          237,701           224,685
 Wholesale                                           16,673            17,859           67,849            87,487
 Rod, bar and strip                                  22,779            21,020           87,213            74,984
--------------------------------------------------------------------------------------------------------------------
 Total pounds                                        93,366            90,593          392,763           387,156
====================================================================================================================
 Net sales:
 Commercial                                        $118,941          $102,740         $486,871          $436,738
 Wholesale                                           22,929            26,250           96,993           118,809
 Rod, bar and strip                                  29,876            26,856          116,312            90,227
--------------------------------------------------------------------------------------------------------------------
 Total net sales                                   $171,746          $155,846         $700,176          $645,774
====================================================================================================================
 Gross profit:
 Commercial                                         $14,199           $13,463          $67,003           $60,856
 Wholesale                                            1,344             1,935           10,517            15,168
 Rod, bar and strip                                   1,617             1,627            6,708             5,134
--------------------------------------------------------------------------------------------------------------------
 Total gross profit                                 $17,160           $17,025          $84,228           $81,158
====================================================================================================================



                Condensed Consolidated Balance Sheets (Unaudited)

                                                                                   12/31/2000        12/31/1999
--------------------------------------------------------------------------------------------------------------------
 In thousands

 Assets
 Cash and cash equivalents                                                            $23,458           $26,894
 Accounts receivable                                                                  105,025            84,440
 Inventory                                                                            108,164            95,368
 Other current assets                                                                  13,360            10,926
 Property, plant and equipment, net                                                   215,491           190,774
 Other assets                                                                         124,857            98,287
--------------------------------------------------------------------------------------------------------------------
 Total assets                                                                        $590,355          $506,689
====================================================================================================================
 Liabilities and Stockholders' Equity
 Accounts payable and other accrued expenses                                          $71,626           $50,236
 Short-term borrowings                                                                 10,057            12,948
 Deferred income taxes                                                                 21,190            19,225
 Long-term debt                                                                       231,163           180,718
 Other liabilities                                                                     19,437            19,543
--------------------------------------------------------------------------------------------------------------------
 Total liabilities                                                                    353,473           282,670
--------------------------------------------------------------------------------------------------------------------
 Minority interest                                                                      2,508             2,381
 Redeemable cumulative preferred stock                                                  2,000             2,000
 Stockholders' equity                                                                 232,374           219,638
--------------------------------------------------------------------------------------------------------------------
 Total liabilities, minority interest, redeemable cumulative preferred
     stock and stockholders' equity                                                  $590,355          $506,689
====================================================================================================================

                                       ###